SIDLEY AUSTIN BROWN & WOOD LLP

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                                August 12, 2005


PSE&G Transition Funding II LLC
80 Park Plaza
Newark, New Jersey  07102

Ladies and Gentlemen:

            We have acted as special counsel to PSE&G Transition Funding II LLC (the "Issuer"), in connection with the preparation of the Issuer's registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series of transition bonds that are registered on such Registration Statement (the "Transition Bonds"). The Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") herewith under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms not otherwise defined herein shall have the meaning specified in Appendix A to the Form of Indenture filed herewith on the Registration Statement (the "Indenture").

            We have, or will have, examined the Prospectus, the Prospectus Supplement, the Basic Documents, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed, or will have, that the Transition Bonds will be issued, and all relevant transactions will occur, in accordance with the Prospectus, the Prospectus Supplement, and the Basic Documents.

            In rendering the opinions set forth below, we have, or will have, assumed, without independent investigation, that all documents furnished to us are complete and authentic and have been duly authorized, executed and delivered. Our opinions are also based on the assumption that all parties to all documents will comply with the terms thereof, including all tax reporting requirements contained therein and that all representations made therein by any party thereto are true.

            Our opinions are also based on the assumption that the issuance of the Transition Bonds and the other transactions set forth in or contemplated by the documents are not part of another transaction or another series of transactions that would require the Issuer, any investor or any other participant to treat such transaction or transactions as subject to the disclosure,


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registration, or list maintenance requirements of Section 6011, 6111 or 6112 of the Internal Revenue Code of 1986, as amended (the "Code").

            Based on the assumptions and representations set forth in the Prospectus, the Prospectus Supplement, and the Basic Documents, we are of the opinion that: (i) PSE&G will not recognize gross income upon:

               a)   the issuance of the Financing Order;

               b) the receipt of the purchase price from the Issuer in exchange for the Transition Property; or

               c)   the issuance of the Transition Bonds;

            (ii) the Issuer will not be subject to United States federal income tax as an entity separate from PSE&G, and (iii) the Transition Bonds will be treated as debt of PSE&G for United States federal income tax purposes.

            Our opinions are based on the current provisions of the Code and the Treasury regulations issued or proposed thereunder, Revenue Rulings, Revenue Procedures and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any change could apply retroactively and modify the legal conclusions upon which our opinions are based. Our opinion is limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Prospectus, the Prospectus Supplement and the Basic Documents or, and the effect of these transactions on PSE&G, any member of its federal consolidated group or any of its wholly owned affiliates.

      In rendering the foregoing opinions, we express no opinion on the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Income Tax Considerations" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

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                                         Very truly yours,


                                         /s/ Sidley Austin Brown & Wood LLP